EXHIBIT 24.1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of NORDSTROM, INC., a Washington corporation (the “Company”), does hereby constitute and appoint CATHY R. SMITH and ANN MUNSON STEINES his or her true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more Registration Statements on Form S-8 (the “Registration Statement”) relating to the Nordstrom, Inc. Amended and Restated 2019 Equity Incentive Plan, the Nordstrom, Inc. Amended and Restated Employee Stock Purchase Plan and the Nordstrom 401(k) Plan, including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in her capacity as a director of the Company, any such Form S‑8 and any and all amendments and supplements thereto and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents or any of them, may do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents this 1st day of December 2023.

Directors:

/s/	Stacy Brown-Philpot	/s/	James L. Donald
	Stacy Brown-Philpot		James L. Donald
	Director		Director

/s/	Kirsten A. Green	/s/	Glenda G. McNeal
	Kirsten A. Green		Glenda G. McNeal
	Director		Director

/s/	Erik B. Nordstrom	/s/	Peter E. Nordstrom
	Erik B. Nordstrom		Peter E. Nordstrom
	Director		Director

/s/	Amie Thuener O’Toole	/s/	Guy B. Persaud
	Amie Thuener O’Toole		Guy B. Persaud
	Director		Director

/s/	Eric D. Sprunk	/s/	Bradley D. Tilden
	Eric D. Sprunk		Bradley D. Tilden
	Director		Chairman of the Board of Directors

/s/	Mark J. Tritton	/s/	Atticus N. Tysen
	Mark J. Tritton		Atticus N. Tysen
	Director		Director

Date:	December 1, 2023